UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

Rotech Healthcare Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50940	30,408,870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Technology Drive, Suite 300, Orlando, Florida	32,804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 822-4600

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03    Bankruptcy or Receivership
At a hearing held on August 29, 2013, the United States Bankruptcy Court for the District of Delaware confirmed Rotech Healthcare Inc.’s Second Amended Joint Plan of Reorganization (the “Reorganization Plan”), along with $358 million of exit financing commitments received from Wells Fargo and certain existing holders of the Company’s 10.5% Senior Second Lien Secured Notes. The Reorganization Plan was supported by the Statutory Committee of Unsecured Creditors. Under the Reorganization Plan: (i) each holder of an Allowed First Lien Claim received Cash in an amount equal to the Allowed amount of its First Lien Claim; (ii) each holder of an Allowed Second Lien Notes Claim received (x) its pro rata share of 100% of the common equity of the reorganized Company, subject to dilution by the equity interests issued under the Management Equity Incentive Program, and (y) the right to participate in the New Second Lien Term Loan; (iii) all of the Company’s outstanding shares were cancelled and extinguished, and no holder of an Equity Interest in Rotech received a distribution on account thereof; and (iv) trade creditors and vendors who agreed to maintain or reinstate payment terms as existing prior to the Commencement Date were paid in full upon the effective date of the Plan. Other unsecured claims will be paid their Pro Rata Share of $1,500,000, except as otherwise set forth in the Plan. No shares of common stock were reserved for future issuance in respect of claims and interests filed and allowed under the Reorganization Plan. Creditors entitled to vote overwhelmingly voted in favor of the Reorganization Plan.
On September 27, 2013 (the “Effective Date”), the Company closed on its exit financing commitment and formally emerged from Chapter 11.
The description of the Reorganization Plan herein is not complete and reference is made to a copy of the Reorganization Plan as confirmed attached as Exhibit 10.1 to this Current Report on Form 8-K. The complete Reorganization Plan may also be obtained at http://dm.epiq11.com/rotech.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

10.1
Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan, including Rotech Healthcare Inc.’s Second Amended Joint Chapter 11 Plan and the Notice of Entry of Order Confirming Debtors’ Second Amended Joint Chapter 11

10.2	PlanNotice of Occurrence of Effective Date of Chapter 11 Plan
99.1	Press Release, dated August 29, 2013

Forward Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to that the Company will have sufficient cash on hand to pay its operating expenses; the Company’s ability to continue to comply with other covenants under its notes or credit facility; potential decreases in Medicare Part B reimbursement rates; legislative or regulatory changes to Medicare or related programs; health care reform, including recently enacted legislation; adjustments in reimbursement rates set by the

Centers for Medicare & Medicaid Services; the effects of the competitive bidding process under Medicare; the accreditation of the Company’s operating locations and their compliance with government standards for coverage and payment; the Company’s ability to improve its operating structure, financial results and profitability following emergence from chapter 11; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs and service its debt; the Company’s ability to maintain contracts that are critical to its operation; the Company’s ability to obtain and maintain normal terms with customers, suppliers and service providers; and the Company’s ability to retain key executives, managers and employees. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTECH HEALTHCARE INC. (Registrant)

Date: October 30, 2013	By:	/s/ Steven P. Alsene
Steven P. Alsene
President and Chief Executive Officer

EXHIBIT INDEX

10.1
Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan, including Rotech Healthcare Inc.’s Second Amended Joint Chapter 11 Plan and the Notice of Entry of Order Confirming Debtors’ Second Amended Joint Chapter 11

10.2	PlanNotice of Occurrence of Effective Date of Chapter 11 Plan
99.1	Press Release, dated August 29, 2013